Exhibit 99.1

DIGITAL ALLY, INC ANNOUNCES THIRD QUARTER 2023 OPERATING RESULTS

LENEXA, Kansas (November 15, 2023) – Digital Ally, Inc. (Nasdaq: DGLY) (the “Company” or “our”), today announced its operating results for the third quarter 2023. An investor conference call is scheduled for 11:15 a.m. EDT on Wednesday, November 15, 2023 (see details below).

All share and price per share information in this press release has been adjusted to reflect the Company’s 1-for-20 reverse stock split, which was effective on February 6, 2023.

Highlights for the third quarter ended September 30, 2023

●	Total revenues for the three months ended September 30, 2023 were $6,337,699, a decrease of $2,146,454, or (25%), as compared to $8,484,153 for the three months ended September 30, 2022. Overall product revenues were $2,095,237 for the three months ended September 30, 2023, a decrease of $967,136, or (32%), as compared to $3,062,373 for the three months ended September 30, 2022. The decrease in product revenues for the period is attributable to the Entertainment Segment’s (the “Entertainment Segment”) efforts to reduce expenses and maximize their margins, thus leading to a significant decrease in product revenue for the three months ended September 30, 2023 compared to the three months in September 30, 2022. Service and other revenues also experienced a decline during the three months ended September 30, 2023, in comparison to the same period in 2022, due to a reduction in marketing expenses within the Entertainment Segment, that resulted in a correlating decline in service revenues for the period. The primary reason for the overall revenue decrease is a decrease of $876,542, or (33%), in service revenues from 2022 levels at the Entertainment Segment, due to the reduction in marketing expenses within the Entertainment Segment throughout the period.

●	On September 1, 2021, the Company formed a wholly-owned subsidiary, TicketSmarter, Inc., through which the Company completed the acquisition of Goody Tickets, LLC (“Goody Tickets”) and TicketSmarter, LLC (“TicketSmarter”) (collectively the “TicketSmarter Acquisition”). Goody Tickets and TicketSmarter®, are ticket resale marketplaces with seats offered at over 125,000 live events, offering over 48 million tickets for sale through its TicketSmarter.com platform. Within this Entertainment Segment, the Company also formed Kustom 440, Inc. (“Kustom 440”) in late 2022 to create unique entertainment experiences through concerts, festivals, and private experiences. This segment generated additional revenues totaling $2,903,808 in service and product revenues for the three months ended September 30, 2023, a decrease of $1,472,306, or (34%), as compared to $4,376,114 in service and product revenues for the three months ended September 30, 2022. The decrease is largely due to management’s focus on right-sizing the Entertainment Segment, and working towards profitability; thus, decreasing marketing expenses, directly correlating to a decrease in revenues.

●	We entered the revenue cycle management business late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and a second acquisition on August 31, 2021 upon the completion of its acquisition of another private medical billing company. On January 1, 2022, Nobility Healthcare completed the acquisition of 100% of the capital stock of a private dental billing company. Additionally, on February 1, 2022, Nobility Healthcare also completed an asset purchase for a portfolio of a medical billing company. These acquisitions further enhanced the Company’s Revenue Cycle Management Operating Segment (the “Revenue Cycle Management Operating Segment”), which provides revenue cycle management solutions to medium to large healthcare organizations throughout the country. These acquisitions, along with the Revenue Cycle Management Operating Segment’s acquisitions that were previously completed in 2021, generated service revenues for the three months ended September 30, 2023 of $1,636,543, a decrease of $378,569, or (19%), as compared to $2,015,112 for the three months ended September 30, 2022.

Our healthcare venture is following a roll-up strategy in the medical billing industry. The venture’s acquisition targets include the approximate 6,000 medical billing companies in the United States, most of which are relatively small and closely-held private companies. Each year a portion of these company owners sell because they want to retire or exit the business for other pursuits. The Company saw the opportunity to form the venture and provide the capital to make acquisitions and pursue the medical billing company roll-up strategy at a faster pace. We expect our healthcare venture to continue its track record of providing superior medical billing services and practice management services, as well as executing a profitable roll-up strategy.

●	Overall gross profits for the three months ended September 30, 2023 were $1,595,500, an increase of $630,649, or 106%, as compared to $595,500 for the three months ended September 30, 2022. The overall increase is attributable to the consistent focus on the cost of goods sold, particularly surrounding the Entertainment Segment, as well as the enhanced margins within the Video Solutions Segment (the “Video Solutions Segment”), with its newer product offerings. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent Revenue Cycle Management Operating Segment and Entertainment Segment together with our Video Solutions Segment and its expected margins from our EVO-Fleet, EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, Shield disinfectants and our cloud evidence storage and management offerings, as they gain traction in the marketplace. In addition, if revenues from the Video Solutions Segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

●	Selling, general and administrative expenses for the three months ended September 30, 2023 were $6,374,192, a decrease of $788,331, or (11%), as compared to $7,162,523 for the three months ended September 30, 2022. The decrease was primarily attributable to the reduction in new sponsorships being entered into by the Company.

Recent Developments

●	In June 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Leaf Capital Corp., a Delaware corporation (Nasdaq: CLOE) (“Clover Leaf”), CL Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Clover Leaf (“Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Clover Leaf in accordance with the terms and conditions of the Merger Agreement, and Kustom Entertainment, Inc., a Nevada corporation, a wholly owned subsidiary of the Company, with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies (“Kustom”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Kustom, with Kustom continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Clover Leaf. Upon the Closing, which is subject to the satisfaction or waiver of certain other customary closing conditions (including the approval of Clover Leaf’s shareholders), the common stock of the combined company is expected to be listed on Nasdaq under a mutually agreed new ticker symbol that reflects the name “Kustom Entertainment.”

In October 2023, Kustom Entertainment and Clover Leaf announced the filing of a Registration Statement on Form S-4 by Clover Leaf with the SEC on October 4, 2023, relating to the previously announced proposed business combination between Kustom Entertainment and Clover Leaf.

●	On October 17, 2023, the Board of Directors of the Company (the “Board”) appointed D. Duke Daughtery as a member of the Board, effective immediately, to hold office until the next meeting of shareholders of the Company at which directors are being elected or as set forth in the Company’s bylaws.

●

On October 26, 2023, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) by and between the Company, Digital Ally Healthcare (together with the Company, the “Borrower”), and Kompass Kapital Funding, LLC, a Kansas limited liability company (“Kompass”). In connection with the Loan Agreement, on October 26, 2023, the Company entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) by and between the Company, as grantor, and Kompass, as grantee, and issued a Revolving Note (the “Revolving Note”) to Kompass. The gross proceeds to the Company are $4,880,000 before repaying those certain Senior Secured Convertible Notes issued on April 5, 2023 in the aggregate amount of $3,162,500 and paying customary fees and expenses.

Pursuant to the Loan Agreement, Kompass agreed to make the revolving loans (the “Revolving Loans”) available to the Borrower as the Borrower may from time to time request until, but not including, October 26, 2025, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of the Revolving Loans outstanding at any time shall not exceed the lesser of $4,880,000.00 or an amount equal to eighty percent of the value of the mortgaged property, which consists of the real property owned by the Company (the “Mortgaged Property”). Under the Loan Agreement, the Revolving Loans made by Kompass may be repaid and, subject to customary terms and conditions, borrowed again up to, but not including October 26, 2025, unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in the Loan Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital and to retire existing debt. Under the Loan Agreement, the borrower is required to provide written notice to Kompass prior to creating, assuming or incurring any debt or becoming liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other party. While obligations remain outstanding under the Loan Agreement, the Borrower is required to maintain a minimum balance of $97,600 in a reserve account. Under the Loan Agreement, the Borrower is prohibited from creating, assuming, incurring or suffering or permitting to exist any lien of any kind or character upon the collateral, which consists of the Mortgaged Property and the Company’s interest in the Capital Reserve Account. The Loan Agreement contains customary covenants, representations and warranties by the Borrower.

Pursuant to the Loan Agreement, the Company issued the Revolving Note to Kompass whereby the Company and Digital Ally Healthcare jointly and severally promise to pay to the order of Kompass the lesser of (i) $4,880,000.00, or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to the Loan Agreement at the maturity or maturities and in the amount or amounts stated on the records of Kompass, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percent or (ii) eight percent, on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement.

The Company entered into the Mortgage to secure its obligations under the Loan Agreement. The property mortgaged under the Mortgage consists of the Mortgaged Property. The Mortgage contains customary covenants, representations and warranties by the Company.

Management Comments

Stanton E. Ross, Chief Executive Officer of Digital Ally, stated, “We are very pleased to report over $6.3 million in quarterly revenues for the third quarter of 2023, along with greatly improved gross profits compared to the third quarter of 2022. We are pleased to see the continued success and traction in the marketplace with our new video products, particularly the EVO-HD, FirstVu Pro, and QuickVu docking stations, which are continuing to build upon our existing subscription plans and deferred revenue. It is exciting to see our deferred revenue balance approaching the $10 million mark, as our contract liabilities went from approximately $7.2 million at September 30, 2022, to nearly $9.9 million at September 30, 2023. We continue to build excitement around the momentum being gained in our Digital Ally Healthcare venture, as Nobility Healthcare, LLC continues to right-size and maximize the profitability of the four completed acquisitions. The numerous medical billing company acquisitions that we have already completed demonstrate our roll-up strategy is effective and attractive to potential targets. We look forward to seeing the growth potential of this venture come to fruition and continue throughout 2023 and beyond.”

Ross added: “Additionally, we are very excited about the filing of a Registration Statement on Form S-4 by Clover Leaf with the SEC relating to the proposed business combination between Kustom Entertainment and Clover Leaf Capital Corp. to create Kustom Entertainment, Inc., a company with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies. We expect that this business combination will provide clarity to both shareholder as well as the marketplace, showing two distinct, stand-alone entities, Digital Ally and Kustom Entertainment, Further, we remain excited about the organic growth opportunities with the Kustom 440 subsidiary. Kustom 440 hosted its first festival during 2023, in Kansas City at Legends Field, headlining Chris Young and Gabby Barrett. We were very pleased with the results of the show and the turn-out for this event and look forward to announcing more shows in the near future. We will continue to inform our investors as we move forward with the business combination, alongside our continuous efforts to take advantage of new business opportunities and to maximize our existing business lines to benefit the Company and its shareholders through 2023 and beyond.”

2023 Operating Results

Total revenues for the three months ended September 30, 2023 and 2022 were $6,337,699 and $8,484,153, respectively, a decrease of $2,146,454 (25%).

Overall gross profit for the three months ended September 30, 2023 and 2022 was $1,226,149 and $595,500, respectively, an increase of $630,649 (106%). The overall increase is attributable to the Entertainment Segment reaching profitability for the three months ended September 30, 2023 along with a sustained gross profit within the Video Solutions Segment and Revenue Cycle Management Operating Segment. Further, a decrease in the overall cost of sales as a percentage of overall revenues to 81% for the three months ended September 30, 2023 from 93% for the three months ended September 30, 2022 also contributed to improved gross profits.

Selling, general and administrative expenses were $6,374,192 and $7,162,523 for the three months ended September 30, 2023 and 2022, respectively, a decrease of $788,331 (11%). The decrease was primarily attributable to the reduction in new sponsorships being entered into by the Company.

We reported an operating loss of $5,148,043 and $6,567,023 for the three months ended September 30, 2023 and 2022, respectively, an improvement of $1,418,980 (22%).

Total other income decreased to $1,469,000 for the three months ended September 30, 2023, compared to total other income of $4,647,952 for the three months ended September 30, 2022. The decrease in other income was largely attributable to the gain on the change in fair value of warrant derivative liabilities of $1,863,326 and interest expenses of $959,898 associated with the April 5, 2023 Purchase Agreement, both incurred during the three months ended September 30, 2023 as compared to other income of $1,164,849 related to the change in fair value of warrant derivative liabilities and a gain on the extinguishment of warrants derivative liabilities of $3,624,794 during the three months ended September 30, 2022.

We reported a net loss attributable to common stockholders of $3,708,673, or $1.32 per share, and $1,902,475, or $0.76 per share, for the years three months September 30, 2023 and 2022, respectively. No income tax provision or benefit was recorded in either 2023 or 2022 as the Company has maintained a full valuation reserve on its deferred tax assets.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT on Wednesday, November 15, 2023, to discuss its third quarter 2023 financial results, corporate and individual subsidiary outlook, and previously announced corporate separation. Shareholders and other interested parties may participate in the conference call by dialing 888-886-7786 and entering conference ID #73514221 a few minutes before 11:15 a.m. Eastern on Wednesday, November 15, 2023.

For additional news and information please visit DigitalAlly.com or follow additional Digital Ally Inc. social media channels here:

Facebook | Instagram | LinkedIn | Twitter

Additional Information and Where to Find It

In connection with the business combination between Clover Leaf and Kustom Entertainment (the “Business Combination”), Clover Leaf has filed a proxy statement and registration statement on Form S-4 (the “Proxy/Registration Statement”) with the SEC (as defined herein), which includes a proxy statement to be distributed to holders of Clover Leaf’s common stock in connection with Clover Leaf’s solicitation of proxies for the vote by Clover Leaf’s stockholders with respect to the Business Combination and other matters as described in the Proxy/Registration Statement, as well as, a prospectus relating to the offer of the securities to be issued to Kustom Entertainment’s stockholder in connection with the Business Combination. After the Proxy/Registration Statement has been approved by the SEC, Clover Leaf will mail a definitive proxy statement, when available, to its stockholders. Before making any voting or investment decision, investors and security holders of Clover Leaf and other interested parties are urged to read the proxy statement and/or prospectus, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available because they will contain important information about the Business Combination and the parties to the Business Combination. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and definitive proxy statement/prospectus (when available) and other documents filed with the U.S. Securities and Exchange Commission (the “SEC”) by Clover Leaf through the website maintained by the SEC at http://www.sec.gov, or by directing a request to: 1450 Brickell Avenue, Suite 1420, Miami, FL 33131.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. These forward-looking statements include, without limitation, Digital Ally’s, Clover Leaf’s and Kustom Entertainment’s expectations with respect to the proposed Business Combination between Clover Leaf and Kustom Entertainment, including statements regarding the benefits of the Business Combination, the anticipated timing of the Business Combination, the implied valuation of Kustom Entertainment, the products offered by Kustom Entertainment and the markets in which it operates, and Kustom Entertainment’s projected future results. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: (1) our losses in recent years, including fiscal years 2022 and 2021; (2) economic and other risks for our business from the effects of the COVID-19 pandemic, including the impacts on our law-enforcement and commercial customers, suppliers and employees and on our ability to raise capital as required; (3) our ability to increase revenues, increase our margins and return to consistent profitability in the current economic and competitive environment; (4) our operation in developing markets and uncertainty as to market acceptance of our technology and new products; (5) the availability of funding from federal, state and local governments to facilitate the budgets of law enforcement agencies, including the timing, amount and restrictions on such funding; (6) our ability to deliver our new product offerings as scheduled in 2023, and whether new products perform as planned or advertised and whether they will help increase our revenues; (7) whether we will be able to increase the sales, domestically and internationally, for our products in the future; (8) our ability to maintain or expand our share of the market for our products in the domestic and international markets in which we compete, including increasing our international revenues; (9) our ability to produce our products in a cost-effective manner; (10) competition from larger, more established companies with far greater economic and human resources; (11) our ability to attract and retain quality employees; (12) risks related to dealing with governmental entities as customers; (13) our expenditure of significant resources in anticipation of sales due to our lengthy sales cycle and the potential to receive no revenue in return; (14) characterization of our market by new products and rapid technological change; (15) that stockholders may lose all or part of their investment if we are unable to compete in our markets and return to profitability; (16) defects in our products that could impair our ability to sell our products or could result in litigation and other significant costs; (17) our dependence on key personnel; (18) our reliance on third-party distributors and sales representatives for part of our marketing capability; (19) our dependence on a few manufacturers and suppliers for components of our products and our dependence on domestic and foreign manufacturers for certain of our products; (20) our ability to protect technology through patents and to protect our proprietary technology and information, such as trade secrets, through other similar means; (21) our ability to generate more recurring cloud and service revenues; (22) risks related to our license arrangements; (23) our revenues and operating results may fluctuate unexpectedly from quarter to quarter; (24) sufficient voting power by coalitions of a few of our larger stockholders, including directors and officers, to make corporate governance decisions that could have a significant effect on us and the other stockholders; (25) the sale of substantial amounts of our Common Stock that may have a depressive effect on the market price of the outstanding shares of our Common Stock; (26) the possible issuance of Common Stock subject to options and warrants that may dilute the interest of stockholders; (27) our nonpayment of dividends and lack of plans to pay dividends in the future; (28) future sale of a substantial number of shares of our Common Stock that could depress the trading price of our common stock, lower our value and make it more difficult for us to raise capital; (29) our additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock; (30) our stock price is likely to be highly volatile due to a number of factors, including a relatively limited public float; (31) whether such technology will have a significant impact on our revenues in the long-term; (32) whether we will be able to meet the standards for continued listing on the Nasdaq Capital Market; (33) indemnification of our officers and directors; (34) risks related to our proposed business combination, including our ability to consummate the transactions and our ability to realize some or all of the anticipated benefits therefrom; (35) the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Digital Ally’s and Clover Leaf’s securities; (36) the risk that the Business Combination may not be completed by Clover Leaf’s business combination deadline, even if extended by its stockholders; (37) the potential failure to obtain an extension of the business combination deadline if sought by Clover Leaf; (38) the failure to satisfy the conditions to the consummation of the Business Combination, including the adoption of the Merger Agreement by the stockholders of Clover Leaf; (39) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (40) the failure to obtain any applicable regulatory approvals required to consummate the Business Combination; (41) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the Business Combination; (42) the effect of the announcement or pendency of the Business Combination on Kustom Entertainment’s business relationships, performance, and business generally; (43) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees; (44) costs related to the Business Combination; (45) the outcome of any legal proceedings that may be instituted against Kustom Entertainment or Clover Leaf following the announcement of the proposed Business Combination; (46) the ability to maintain the listing of Clover Leaf’s securities on the Nasdaq prior to the Business Combination; (47) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Business Combination, and identify and realize additional opportunities; (48) the risk of downturns and the possibility of rapid change in the highly competitive industry in which Kustom Entertainment operates; (49) the risk that demand for Kustom Entertainment’s services may be decreased due to a decrease in the number of large-scale sporting events, concerts and theater shows; (50) the risk that any adverse changes in Kustom Entertainment’s relationships with buyer, sellers and distribution partners may adversely affect the business, financial condition and results of operations; (51) the risk that changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for Kustom Entertainment’s sites and ultimately, its business and results of operations; (52) the risk that any decrease in the willingness of artists, teams and promoters to continue to support the secondary ticket market may result in decreased demand for Kustom Entertainment’s services; (53) the risk that Kustom Entertainment is not able to maintain and enhance its brand and reputation in its marketplace, adversely affecting Kustom Entertainment’s business, financial condition and results of operations; (54) the risk of the occurrence of extraordinary events, such as terrorist attacks, disease epidemics or pandemics, severe weather events and natural disasters; (55) the risk that because Kustom Entertainment’s operations are seasonal and its results of operations vary from quarter to quarter and year over year, its financial performance in certain financial quarters or years may not be indicative of, or comparable to, Kustom Entertainment’s financial performance in subsequent financial quarters or years; (56) the risk that periods of rapid growth and expansion could place a significant strain on Kustom Entertainment’s resources, including its employee base, which could negatively impact Kustom Entertainment’s operating results; (57) the risk that Kustom Entertainment may never achieve or sustain profitability; (58) the risk that Kustom Entertainment may need to raise additional capital to execute its business plan, which many not be available on acceptable terms or at all; (59) the risk that third-parties suppliers and manufacturers are not able to fully and timely meet their obligations; (60) the risk that Kustom Entertainment is unable to secure or protect its intellectual property; (61) the risk that the post-combination company’s securities will not be approved for listing on Nasdaq or if approved, maintain the listing and (62) other risks and uncertainties indicated from time to time in the proxy statement and/or prospectus to be filed relating to the Business Combination. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “projects,” “should,” or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. It does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its filings with the SEC.

The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors, with respect to the proposed Business Combination, and the other risks and uncertainties described and to be described in the “Risk Factors” section of Clover Leaf’s Annual Report on Form 10-K filed for the year ended December 31, 2022 filed with the SEC on April 14, 2023 and subsequent periodic reports filed by Clover Leaf with the SEC, the Proxy Statement and Registration Statement and other documents filed or to be filed by Clover Leaf from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements with respect to the proposed Business Combination. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements with respect to the proposed Business Combination, and neither Kustom Entertainment nor Clover Leaf assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither Kustom Entertainment nor Clover Leaf gives any assurance that either Kustom Entertainment or Clover Leaf, or the combined company, will achieve its expectations.

Participants in the Solicitation

Clover Leaf and Kustom Entertainment and their respective directors and certain of their respective executive officers and other members of management and employees may be considered participants in the solicitation of proxies from the stockholders of Clover Leaf with respect to the Business Combination. Information about the directors and executive officers of Clover Leaf is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on April 14, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement and/or prospectus and other relevant materials to be filed with the SEC regarding the Business Combination when they become available. Stockholders, potential investors and other interested persons should read the proxy statement and/or prospectus carefully when it becomes available before making any voting or investment decisions. When available, these documents can be obtained free of charge from the sources indicated above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or an exemption therefrom.

For Additional Information, Please Contact:

Brody J. Green, President, at (913) 814-7774,

Stanton E. Ross, CEO, at (913) 814-7774, or

Thomas J. Heckman, CFO, at (913) 814-7774

(Financial Highlights Follow)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

	September 30, 2023 (Unaudited)	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,207,831	$3,532,199
Accounts receivable – trade, net of $200,667 allowance – September 30, 2023 and $152,736 – December 31, 2022	2,022,730	2,044,056
Other receivables, net of $5,000 allowance – September 30, 2023 and $0 – December 31, 2022 (including $0 due from related parties – September 30, 2023 and $138,384 – December 31, 2022, refer to Note 20)	2,617,812	4,076,522
Inventories, net	5,194,779	6,839,406
Prepaid expenses	7,323,615	8,466,413

Total current assets	19,366,767	24,958,596

Property, plant, and equipment, net	7,451,042	7,898,686
Goodwill and other intangible assets, net	16,861,228	17,872,970
Operating lease right of use assets, net	1,034,518	782,129
Income tax receivable	9,447	—
Other assets	6,633,072	5,155,681

Total assets	$51,356,074	$56,668,062

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,589,610	$9,477,355
Accrued expenses	2,808,068	1,090,967
Current portion of operating lease obligations	264,958	294,617
Contract liabilities – current portion	2,751,983	2,154,874
Notes payable – related party – current portion	2,106,000	—
Debt obligations, net – current portion	2,213,148	485,373
Warrant derivative liabilities	1,412,820	—
Income taxes payable	—	8,097

Total current liabilities	24,146,587	13,511,283

Long-term liabilities:
Debt obligations – long term	147,721	442,467
Operating lease obligation – long term	837,755	555,707
Contract liabilities – long term	7,134,547	5,818,082
Notes payable – related party – long term	219,000	—
Lease Deposit	10,445	—

Total liabilities	32,496,055	20,327,539

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.001 par value per share; 200,000,000 shares authorized; shares issued: 2,800,752 shares issued – September 30, 2023 and 2,720,170 shares issued – December 31, 2022	2,801	2,721
Additional paid in capital	128,367,929	127,869,342
Noncontrolling interest in consolidated subsidiary	677,318	448,694
Accumulated deficit	(110,188,029)	(91,980,234)

Total stockholders’ equity	18,860,019	36,340,523

Total liabilities and stockholders’ equity	$51,356,074	$56,668,062

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 FILED WITH THE SEC ON NOVEMBER 14, 2023)

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED

SEPTEMBER 30, 2023 AND 2022

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2023	2022	2023	2022
Revenue:
Product	$2,095,237	$3,062,373	$7,626,706	$7,682,614
Service and other	4,242,462	5,421,780	14,687,813	20,447,778

Total revenue	6,337,699	8,484,153	22,314,519	28,130,392

Cost of revenue:
Product	2,587,750	3,262,457	7,108,366	8,154,984
Service and other	2,523,800	4,626,196	9,698,175	15,721,210

Total cost of revenue	5,111,550	7,888,653	16,806,541	23,876,194

Gross profit	1,226,149	595,500	5,507,978	4,254,198

Selling, general and administrative expenses:
Research and development expense	564,146	616,174	2,039,361	1,654,395
Selling, advertising and promotional expense	1,932,982	1,832,916	5,885,097	7,375,364
General and administrative expense	3,877,064	4,713,433	13,845,074	15,256,049

Total selling, general and administrative expenses	6,374,192	7,162,523	21,769,532	24,285,808

Operating loss	(5,148,043)	(6,567,023)	(16,261,554)	(20,031,610)

Other income (expense):
Interest income	12,986	13,333	84,071	116,928
Interest expense	(959,898)	(14,255)	(2,480,947)	(39,766)
Other income (loss)	25,394	(1,892)	76,180	41,167
Loss on accrual for legal settlement	—	—	(1,792,308)	—
Loss on conversion of convertible note	—	—	(93,386)	—
Change in fair value of contingent consideration promissory notes	19,888	(138,877)	177,909	347,169
Change in fair value of short-term investments	—	—	—	(84,818)
Change in fair value of warrant derivative liabilities	1,863,326	1,164,849	1,803,560	6,726,638
Gain on extinguishment of liabilities	507,304	—	507,304	—
Gain on extinguishment of warrant derivative liabilities	—	3,624,794	—	3,624,794

Total other income (expense)	1,469,000	4,647,952	(1,717,617)	10,732,112

Loss before income tax benefit	(3,679,043)	(1,919,071)	(17,979,171)	(9,299,498)
Income tax benefit	—	—	—	—

Net loss	(3,679,043)	(1,919,071)	(17,979,171)	(9,299,498)

Net (income) attributable to noncontrolling interests of consolidated subsidiary	(29,630)	16,596	(228,624)	(268,636)

Net loss attributable to common stockholders	$(3,708,673)	$(1,902,475)	$(18,207,795)	$(9,568,134)

Net loss per share information:
Basic	$(1.32)	$(0.76)	$(6.55)	$(3.83)
Diluted	$(1.32)	$(0.76)	$(6.55)	$(3.83)

Weighted average shares outstanding:
Basic	2,800,752	2,518,261	2,779,530	2,498,681
Diluted	2,800,752	2,518,261	2,779,530	2,498,681

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT

ON FORM 10-Q FOR THE THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2023 FILED WITH THE SEC ON NOVEMBER 14, 2023)